Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Coleman Company, Inc. 1996 Stock Option Plan of our report dated March 10, 1997, with respect to the consolidated financial statements of the Coleman Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities & Exchange Commission.


                                  ERNST & YOUNG LLP

Denver, Colorado
April 30, 1997